UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2005

Gehl Company

(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 Water Street, West Bend, Wisconsin 53095

(Address of principal executive offices, including zip code)

(262) 334-9461

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 21, 2005, Gehl Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Neuson Finance GmbH (“Neuson”), Neuson Kramer Baumaschinen AG and Robert W. Baird & Co. Incorporated and Harris Nesbitt Corp. (collectively, the “Underwriters”).

Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriters agreed to purchase for resale to the public (the “Public Offering”), subject to the terms and conditions expressed therein, 1,520,109 shares of the Company’s common stock, par value $.10 per share, and accompanying preferred stock purchase rights (together, the “Common Stock”), at a price per share of $28.12, less an underwriting discount of $1.616 per share. Pursuant to the Underwriting Agreement, Neuson has also agreed to sell 562,500 shares of Common Stock in the Public Offering at the same price and discount per share. The Public Offering of the shares is expected to close on September 26, 2005. The Company and Neuson, on a pro rata basis, have granted to the underwriters a 30-day option to purchase up to 312,391 additional shares of Common Stock at the same price and discount to cover any over-allotments.

The net proceeds to the Company from the offering will be approximately $40.0 million assuming no exercise of the underwriters’ over-allotment option. The Company will use the net proceeds from the offering for repayment of debt under its credit facility. The Company will not receive any proceeds from the sale of Common Stock by Neuson.

The common stock was registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-126349) that the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit (1) and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(1)	Underwriting Agreement, dated September 21, 2005, among Gehl Company, Neuson Finance GmbH, Neuson Kramer Baumaschinen AG and Robert W. Baird & Co. Incorporated and Harris Nesbitt Corp., as representatives of the underwriters named therein.

(5)	Opinion of Foley & Lardner LLP, dated September 21, 2005.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY

Date: September 21, 2005	By:	/s/ Thomas M. Rettler
Thomas M. Rettler
Vice President and Chief Financial Officer

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GEHL COMPANY

Exhibit Index to Current Report on Form 8-K

Dated September 21, 2005

Exhibit Number
(1)	Underwriting Agreement, dated September 21, 2005, among Gehl Company, Neuson Finance GmbH, Neuson Kramer Baumaschinen AG and Robert W. Baird & Co. Incorporated and Harris Nesbitt Corp., as representatives of the underwriters named therein.

(5)	Opinion of Foley & Lardner LLP, dated September 21, 2005.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

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